Exhibit 4.4

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

among

SolarWinds.Net, Inc.,

and

Certain Stockholders of SolarWinds.Net, Inc.

Dated as of December 13, 2005

-i-

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made as of December 13, 2005 by and among SolarWinds.Net, Inc., an Oklahoma corporation (together with its successors and assigns, the “Company”), each Person executing this Agreement and listed as an Investor on the signature pages hereto (collectively with their Permitted Transferees, the “Investors”), and such other Persons, if any, that from time to time become party hereto as holders of Other Holder Shares (as defined below) pursuant to Section 2.5 solely in the capacity of permitted assignees with respect to certain registration rights hereunder (collectively, the “Other Holders”).

RECITALS

1. Pursuant to Stock Purchase Agreement, dated as of December 13, 2005, as amended (the “Acquisition Agreement”), by and among the Company, the Bain Investors (as defined below), the Insight Investors (as defined below), the GoldenTree Entities (as defined below), Robert Martin and SolarWinds Management, LLC, a Nevada limited liability company, Yonce Management, LLC, a Nevada limited liability company, Donald C. Yonce and David A. Yonce (each, a “Founder,” and collectively, the “Founders”), the Investors have acquired Stock of the Company.

2. Upon the Closing (as defined below), the Common Stock (as defined below) and the Preferred Stock (as defined below) of the Company and all Options (as defined below) will be held as set forth on Schedule I hereto.

3. In connection with the purchase of such securities, the Company, the Investors and certain other Stockholders of the Company have entered into a stockholders agreement dated as of the date hereof (the “Stockholders Agreement”).

4. The parties believe that it is in the best interests of the Company and the Stockholders to set forth their agreements regarding registration rights.

AGREEMENT

Therefore, the parties hereto hereby agree as follows:

1. Effectiveness; Definitions.

1.1 Closing. This Agreement shall become effective upon the initial purchase of Stock by the Investors in connection with the consummation of the closing under the Acquisition Agreement (the “Closing”).

1.2 Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 6 hereof.

2. Registration Rights. The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each Holder will perform and comply with such of the following provisions as are applicable to such Holder.

2.1 Demand Registration Rights for Investor Registrable Securities.

2.1.1 General. One or more Investors or direct or indirect Permitted Registration Rights Assignees of Investors other than any Financial Investor or direct or indirect Permitted Registration Rights Assignees thereof (the “Initiating Investors”), by notice to the Company specifying the intended method or methods of disposition, may request that the Company effect the registration under the Securities Act for a Public Offering or all or a specified part of the Registrable Securities held by such Initiating Investors; provided, however, that the value of Registrable Securities that the Initiating Investors propose to sell in such Public Offering is at least fifty million dollars ($50,000,000.00) or such lower amount as agreed by the Holders of a majority of the Registrable Securities; and provided, further, that the Initial Public Offering may not be initiated pursuant to this Section 2.1 without the approval of the Holders of a majority of the Registrable Securities. The Company will then use its best efforts to (i) effect the registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested by a majority of the Investors that then hold a number of shares of Common Stock equal to at least $50 million of aggregate Purchase Price Value (in respect of shares originally issued as Common Stock, Preferred Stock or otherwise) and if the Company is then eligible to use such registration) of the Registrable Securities which the Company has been requested to register by such Initiating Investors together with all other Registrable Securities which the Company has been requested to register pursuant to Section 2.2 by other Holders, all to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid and as otherwise specified by the Principal Participating Holders) of the Registrable Securities which the Company has been so requested to register, and (ii) if requested by the Principal Participating Holders, obtain acceleration of the effective date of the registration statement relating to such registration; provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 2.1.1:

(a) during the effectiveness of any Principal Lock-Up Agreement entered into in connection with any registration statement pertaining to an underwritten public offering of securities of the Company for its own account (other than a Rule 145 Transaction, or a registration relating solely to employee benefit plans);

(b) upon the request of Initiating Investors that are or were members of an Investor Group on any form other than Form S-3 (or any successor form) if the Company has previously effected a number of registrations of Registrable Securities under this Section 2.1.1 upon the request of Initiating Investors that are or were members of such Investor Group on any form other than Form S-3 (or any successor form) equaling or exceeding three (3) with respect to such Investor Group; provided, however, that any registration of Registrable Securities (i) which does not become and remain effective for at least 270 days in accordance with the provisions of this Section 2 or (ii) pursuant to which the Initiating Investors and all other holders of Registrable Securities joining therein are not able to include at least 90% of the Registrable Securities which they desired to include, shall not be included in the calculation of the numbers of registrations contemplated by this clause (ii); or

(c) if a registration statement requested under this Section 2.1.1 became effective within the preceding 90 days.

2.1.2 Form. Except as otherwise provided above or required by law, each registration requested pursuant to Section 2.1.1 shall be effected by the filing of a registration statement on Form S-3 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted); provided, that if any registration requested pursuant to this Section 2.1 is proposed to be effected on Form S-3 (or any successor or similar shortform registration statement) and is in connection with an underwritten offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, it is of material importance to the success of such proposed offering to file a registration statement on Form S-1 (or any successor or similar registration statement) or to include in such registration statement information not required to be included pursuant to Form S-3 (or any successor or similar shortform registration statement), then the Company will file a registration statement on Form S-1 or supplement Form S-3 (or any successor or similar shortform registration statement) as reasonably requested by such managing underwriter.

2.1.3 Payment of Expenses. The Company shall pay all Registration Expenses in connection with registrations of Registrable Securities pursuant to this Section 2.1, including all reasonable expenses (other than fees and disbursements of counsel that do not constitute Registration Expenses) that any Holder incurs in connection with each registration of Registrable Securities requested pursuant to this Section 2.1.

2.1.4 Additional Procedures. In the case of a registration pursuant to Section 2.1 hereof, whenever the Principal Participating Holders shall request that such registration shall be effected pursuant to an underwritten offering, the Company shall include such information in the written notices to Holders referred to in Section 2.2. In such event, the right of any Holder to have securities owned by such Holder included in such registration pursuant to Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the Principal Participating Holders and such Holder). If requested by the Principal Participating Holders, the Company together with the Holders proposing to distribute their securities through the underwriting will enter into an underwriting agreement with the underwriters for such offering containing such representations and warranties by the Company and such Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including customary indemnity and contribution provisions (subject, in each case, to the limitations on such liabilities set forth in this Agreement).

2.1.5 Suspension of Registration. If the filing, initial effectiveness or continued use of a registration statement, including a shelf registration statement pursuant to Rule 415 under the Securities Act, in respect of a registration pursuant to this Section 2.1, at any time would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (after consultation with external legal counsel) (i) would be required to be made in any registration statement so that such registration statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continue use of such registration statement and (iii) would have a material adverse effect on the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such action to the Holders participating in such registration, delay the filing or initial effectiveness of, or suspend the use of, such registration statement; provided, that the Company shall not be permitted to do so (i) more than two times during any 12 month period, (ii) for a period exceeding 30 days on any one occasion or (iii) for a period exceeding 60 days in any 12 month period. In the event the Company exercises its rights under the preceding sentence, such Holders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. The Company shall promptly notify such Holders of the expiration of any period during which it exercised its rights under this Section 2.1.5. The Company agrees that in the event it exercises its rights under this Section 2.1.5, it shall, within 30 days following such Holders’ receipt of the notice of suspension, update the suspended registration statement as may be necessary to permit the Holders to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law.

2.2 Piggyback Registration Rights.

2.2.1 Piggyback Registration.

(a) General. Each time the Company proposes to register any shares of Common Stock under the Securities Act on a form which would permit registration of Registrable Securities for sale to the public, for its own account and/or for the account of any other Person (pursuant to Section 2.1 or otherwise) for sale in a Public Offering, the Company will give notice to all Holders of its intention to do so. Any Holder may, be written response delivered to the Company within 20 days after the date of delivery of such notice, request that all or a specified part of such Holder’s Registrable Securities be included in such registration. The Company thereupon will use its best efforts to cause to be included in such registration under the Securities Act all Registrable Securities which the Company has been so requested to register by such Holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or, pursuant to Section 2.1, other Holders in such Public Offering) of the Registrable Securities to be so registered; provided, that (i) if, at any time after giving written notice of this intention to register any securities, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company (with such differences as may be customary or appropriate in combined primary and secondary offerings) or, in the case of a registration initiated pursuant to Section 2.1.1, the Principal Participating Holders. No registration of Registrable Securities effected under this Section 2.2 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 2.1 hereof.

(b) Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Securities under this Section 2.2 incidental to the registration of any of its securities in connection with:

(i) Any Public Offering relating to employee benefit plans or dividend reinvestment plans;

(ii) Any Public Offering relating to the acquisition or merger after the date hereof by the Company or any of its subsidiaries of or with any other businesses except to the extent such Public Offering is for the sale of securities for cash; or

(iii) The Initial Public Offering, unless such offering shall have been initiated pursuant to Section 2.1.1 or the Holders of a majority of the Registrable Securities determine otherwise.

2.2.2 Payment of Expenses. The Company will pay all Registration Expenses in connection with registrations of Registrable Securities pursuant to this Section 2.2.

2.2.3 Additional Procedures. Holders participating in any Public Offering pursuant to this Section 2.2 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Registrable Securities in such Public Offering, including being parties to the underwriting agreement entered into by the Company and any other selling shareholders in connection therewith and being liable in respect of the representations and warranties and the other agreements (including customary selling stockholder representations, warranties, indemnifications and “lock-up” agreements) for the benefit of the underwriters contained therein; provided, however, that (a) with respect to individual representations, warranties, indemnities and agreements of sellers of Registrable Securities in such Public Offering, the aggregate amount of such liability shall not exceed such holder’s net proceeds from such offering and (b) to the extent selling stockholders give further representations, warranties and indemnities, then with respect to all other representations, warranties and indemnities of sellers of shares in such Public Offering, the aggregate amount of such liability shall not exceed the lesser of (i) such holder’s pro rata portion of any such liability, in accordance with such holder’s portion of the total number of Registrable Securities included in the offering, and (ii) such holder’s net proceeds from such offering.

2.2.4 Registration Statement Form. The Company shall select the registration statement form for any registration pursuant to this Section 2.2 (other than a registration that is also pursuant to Section 2.1); provided, that if any registration requested pursuant to this Section 2.2 is proposed to be effected on Form S-3 (or any successor form) and is in connection with an underwritten offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, it is of material importance to the success of such proposed offering to include in such registration statement information not required to be included pursuant to such form, then the Company will supplement such registration statement as reasonably requested by such managing underwriter.

2.3 Certain Other Provisions.

2.3.1 Underwriter’s Cutback. In connection with any registration of shares, the underwriter may determine that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten. Notwithstanding any contrary provision of this Section 2 and subject to the terms of this Section 2.3.1, the underwriter may limit the number of shares which would otherwise be included in such registration by excluding any or all Registrable Securities from such registration, it being understood that, if the registration in question involves a registration for sale of securities for the Company’s own account, then the number of shares which the Company seeks to have registered in such registration shall not be subject to exclusion, in whole or in part, under this Section 2.3.1. Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Company shall advise all holders of the Company’s securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration shall be allocated in the following manner, unless the underwriter shall determine that marketing factors require a different allocation: first, all shares other than Registrable Securities requested to be included in such registration by shareholders other than Holders shall be excluded unless the Company, with the consent of the parties required to approve any amendment or waiver of this Agreement pursuant to Section 5.2, has granted registration rights which are to be treated on an equal basis with Registrable Securities for the purpose of the exercise of the underwriter cutback (such shares afforded such equal treatment being “Parity Shares”); and second, if a further limitation on the number of shares is thereafter required, the number of all Registrable Securities, Parity Shares and other shares of Common Stock that may be included in such registration shall be allocated among the holders thereof in proportion, as nearly as practicable, as follows:

(a) there shall be first allocated to each such holder requesting that its Registrable Securities or Parity Shares be registered in such registration a number of such shares to be included in such registration equal to the lesser of (A) the number of such shares requested to be registered by such holder, and (B) a number of such shares equal to such holder’s Pro Rata Portion;

(b) the balance, if any, not allocated pursuant to clause (a) above shall be allocated to those holders requesting that their Registrable Securities or Parity Shares be registered in such registration which requested to register a number of such shares in excess of such holder’s Pro Rata Portion pro rata to each such holder based upon the number of Registrable Securities and Parity Shares held by such holder, or in such other manner as the holders requesting that their Registrable Securities or Parity Shares be registered in such registration may otherwise agree; and

(c) the balance, if any, not allocated pursuant to clause (b) above shall be allocated to shares, other than Registrable Securities and Parity Shares, requested to be included in such registration by other stockholders.

For purposes of any underwriter cutback, all Registrable Securities held by any Holder shall also include any Registrable Securities held by the partners, retired partners, shareholders or Affiliates of such Holder, or the estates and family members of any such Holder or such partners and retired partners, any trusts for the benefit of any of the foregoing Persons and, at the election of such Holder or such partners, retired partners, trusts of Affiliates, any Charitable Organization to which any of the foregoing shall have contributed Common Stock prior to the execution of the underwriting agreement in connection with such underwritten offering, and such Holder and such other Persons shall be deemed to be a single selling Holder, and any pro rata deduction with respect to such selling Holder shall be based upon the aggregate amount of Stock owned by all entities and individuals included in such selling Holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. Upon delivery of a written request that Registrable Securities be included in the underwriting pursuant to Section 2.1.1 or 2.2.1(a), the Holder thereof may not thereafter elect to withdraw therefrom without the written consent of the Principal Participating Holders; provided, that if the managing underwriter of any underwritten offering shall advise the Holders participating in a registration pursuant to Section 2.1 that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Principal Participating Holders, then the Principal Participating Holders shall have the right to notify the Company that they have determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement; provided, further that if the price to the public at which the Registrable Securities are proposed to be sold will be less than 90% of the average closing price of the Common Stock during the 10 trading days preceding the date on which notice of such offering was given pursuant to Section 2.2.1(a), then each Investor Group participating in such registration pursuant to Section 2.1 or 2.2 may elect to withdraw from such registration by written notice to the Company. The Company may, but shall not be required to, extend a similar withdrawal right to other Holders of Registrable Securities or Parity Shares.

2.3.2 Registration Procedures. If and in each case when the Company is required to effect a registration of any Registrable Securities as provided in this Section 2, the Company shall promptly:

(a) prepare and, in any event within forty-five days (thirty days in the case of a Form S-3 registration) after the end of the period under Section 2.2.1(a) within which a piggyback request for registration may be given to the Company, file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective within ninety days of the initial filing;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 270 days (or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, that before filing a registration statement or prospectus, or any amendments or supplements thereto in accordance with Sections 2.1 or 2.2, the Company will furnish to counsel selected pursuant to Section 2.3.3 hereof copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

(c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

(d) use its best efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (d), it would not be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(e) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(g)(i) use its best efforts to list such Registrable Securities on any securities exchange or authorize for quotation on each other market (including, if applicable, the National Association of Securities Dealers, Inc. (the “NASD”) Automated Quotation System) on which the Common Stock is then listed or authorized for quotation if such Registrable Securities are not already so listed or authorized for quotation; and (ii) use its best efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(h) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to the provisions of Section 2.4 hereof, and take such other actions as the Principal Participating Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i) obtain a “cold comfort” letter or letters from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by “cold comfort” letters as the Principal Participating Holders shall reasonably request;

(j) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such managing underwriters), all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement (subject to each party referred to in this clause (j) entering into customary confidentiality agreements in a form reasonably acceptable to the Company);

(k) notify counsel (selected pursuant to Section 2.3.3 hereof) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(l) make every commercially reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(m) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(n) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;

(o) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel;

(p) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

(q) use its commercially reasonable best efforts to make available the executive officers of the Company to participate with the Holders of Registrable Securities and any underwriters in any “road shows” that may be reasonably requested by the Holders in connection with distribution of the Registrable Securities.

2.3.3 Selection of Underwriters and Counsel. The underwriters and legal counsel to be retained by the Company in connection with any Public Offering shall be selected by the Board; provided that, in the case of an offering following a request therefor under Section 2.1.1, such underwriters and counsel shall be reasonably acceptable to the Principal Participating Holders. In connection with any registration of Registrable Securities pursuant to Sections 2.1 and 2.2 hereof, the Principal Participating Holders may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, the remaining Holders shall be entitled to select one additional counsel to represent, at such Holders’ expense, all such remaining Holders.

2.3.4 Company Lock-Up. If any registration pursuant to Section 2.1 of this Agreement shall be in connection with an underwritten public offering, the Company agrees not to effect any public sale or distribution of any Common Stock of the Company (or securities convertible into or exchangeable or exercisable for Common Stock) (in each case, other than as part of such underwritten public offering and other than pursuant to a registration on Form S-4 or S-8) for its own account, within 90 days (or such shorter period as the managing underwriters may require) after, the effective date of such registration (except as part of such registration).

2.3.5 Holders and Other Holders Lock-Up. Each Holder and each Other Holder shall comply with the provisions of Section 6 of the Stockholders Agreement applicable to a “Stockholder” as though such Section were set forth herein.

2.3.6 Other Agreements. The Company covenants and agrees that, so long as any Person holds any Registrable Securities in respect of which any registration rights provided for in Section 2.1 of this Agreement remain in effect, the Company will not, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of (i) rights of registration in the nature or substantially in the nature of those set forth in Section 2.1 of this Agreement that would not be subordinated to the Registrable Securities with respect to the inclusion of such securities in any registration or (ii) demand registration rights exercisable prior to such time as the Investors can first exercise their rights under Section 2.1.

2.4 Indemnification and Contribution.

2.4.1 Indemnities of the Company. In the event of any registration of any Registrable Securities or other debt or equity securities of the Company or any of its subsidiaries under the Securities Act pursuant to this Section 2 or otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including reports required and other documents filed under the Exchange Act, and other documents pursuant to which any debt or equity securities of the Company or any of its subsidiaries are sold (whether or not for the account of the Company or its subsidiaries), the Company will, and hereby does, and will cause each of its subsidiaries, jointly and severally, to indemnify and hold harmless each holder of Registrable Securities, any Person who is or might be deemed to be a controlling Person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers, trustees, members and shareholders, and each other Person, if any, who controls any such holder or any such controlling Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither the Company nor any of its subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof. The indemnities of the Company and of its subsidiaries contained in this Section 2.4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities or any termination of this Agreement.

2.4.2 Indemnities to the Company. Subject to Section 2.4.4, the Company and any of its subsidiaries may require, as a condition to including any securities in any registration statement filed pursuant to this Section 2, that the Company and any of its subsidiaries shall have received an undertaking satisfactory to it from the prospective seller of such securities, severally and not jointly, to indemnify and hold harmless the Company and any of its subsidiaries, each director of the Company or any of its subsidiaries, each officer of the Company or any of its subsidiaries who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company and any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other prospective seller of such securities with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other document or report. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its subsidiaries or any such director, officer or controlling Person and shall survive any transfer of securities or any termination of this Agreement.

2.4.3 Contribution. If the indemnification provided for in Sections 2.4.1 or 2.4.2 hereof is unavailable to a party that would have been entitled to indemnification pursuant to the foregoing provisions of this Section 2.4 (an “Indemnitee”) in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, subject to Section 2.4.4 and in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 2.4.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 2.4.3 shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

2.4.4 Limitation on Liability of Holders of Registrable Securities. The liability of each Holder of Registrable Securities in respect of any indemnification or contribution obligation of such Holder arising under this Section 2.4 shall not in any event exceed an amount equal to the net proceeds to such Holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such Holder pursuant to such registration.

2.4.5 Indemnification Procedures. Promptly after receipt by an Indemnitee of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.4, such Indemnitee will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, that the failure of the Indemnitee to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 2.4, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an Indemnitee, the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnitee, and after notice from the indemnifying party to such Indemnitee of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnitee for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and shall have no liability for any settlement made by the Indemnitee without the consent of the indemnifying party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, if in such Indemnitee’s reasonable judgment a conflict of interest between such Indemnitee and the indemnifying parties may exist in respect of such action or proceeding or the indemnifying party does not assume the defense of any such action or proceeding within a reasonable time after notice of commencement, the Indemnitee shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any reasonable expenses therefor, but in no event will bear the expenses for more than one firm of counsel for all Indemnitees in each jurisdiction who shall be approved by the Principal Participating Holders in the registration in respect of which such indemnification is sought. No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnitee, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnitee from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnitee and does not otherwise adversely affect such Indemnitee, other than as a result of the imposition of financial obligations for which such Indemnitee will be indemnified hereunder.

2.5 Permitted Registration Rights Assignees.

2.5.1 Registration Rights. The rights of a Holder of Registrable Securities to cause the Company to register its Registrable Securities pursuant to Section 2.1 may be assigned (but only with all related obligations as set forth below) in a Transfer effected in accordance with the terms of the Stockholders Agreement and this Agreement to: (a) a Charitable Organization, (b) a Permitted Transferee or (c) any other transferee that, together with its Affiliates, in the case of this clause (c) acquires shares of Registrable Securities either (i) for consideration of at least $10,000,000 or (ii) having a then fair market value (determined in good faith by the Board) of at least $10,000,000 (the transferees described in clauses (a), (b) and (c) each a “Permitted Registration Rights Assignee”). Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 2.5.1 shall be effective unless the Permitted Registration Rights Assignee, if not a Stockholder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Registrable Securities in respect of which such assignment is made shall be deemed Other Holder Shares and shall be subject to all of the provisions of this Agreement relating to Other Holder Shares and that such Permitted Registration Rights Assignee shall be bound by, and shall be an Other Holder party to, this Agreement and the holder of Other Holder Shares hereunder. A transferee to whom rights are transferred pursuant to this Section 2.5.1 may not again transfer such rights to any Person, other than as provided in this Section 2.5.1.

3. Remedies.

3.1 Generally. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

4. Permitted Transferees.

4.1 Transfers by Investors. The rights of an Investor hereunder may be assigned (but only with all related obligations as set forth below) in connection with a Transfer of Shares effected in accordance with the terms of the Stockholders Agreement and this Agreement to a Permitted Transferee of such Investor. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 4.1 shall be effective unless the Permitted Transferee to which such assignment is being made, if not a Stockholder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Shares in respect of which such assignment is made shall continue to be deemed Shares and shall be subject to all of the provisions of this Agreement relating to Shares and that such Permitted Transferee shall be bound by, and shall be a party to, this Agreement as an Investor. A Permitted Transferee to whom rights are transferred pursuant to this Section 4.1 may not again transfer such rights to any other Permitted Transferee, other than as provided in this Section 4.1.

5. Amendment, Termination, Etc.

5.1 Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

5.2 Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Holders of a majority of the Registrable Securities; provided, that without a Holder’s consent, no such amendment, modification, extension, termination or waiver shall treat such Holder dissimilarly from any other Holder. Each such amendment, modification, extension, termination or waiver of this Agreement (each such action, an “Amendment”) shall be binding upon each party hereto and each holder of Shares or Other Holder Shares subject hereto. In addition, each party hereto and each holder of Shares or Other Holder Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder. To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant this Section 5.2, any Amendment to the definitions used in such Section shall also require the specified consent,

5.3 Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination. In the event this Agreement is terminated, each Investor shall retain the indemnification rights pursuant to Section 2.4 hereof with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

6. Definitions.

6.1 Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 6:

(i) The words “hereof, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(ii) The word “including” shall mean including, without limitation;

(iii) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(iv) The masculine, feminine and neuter genders shall each include the other.

6.2 Definitions. The following terms shall have the following meanings:

“Acquisition Agreement” shall have the meaning set forth in the Recitals.

“Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control”

(including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided, however, that neither the Company nor any of its subsidiaries shall be deemed an Affiliate of any of the Stockholders (and vice versa), (b) if such specified Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to such specified Person or an Affiliate thereof and (c) if such specified Person is a natural Person, any Family Member of such natural Person.

“Affiliated Fund” shall mean, with respect to any specified Person, an investment fund that is an Affiliate of such Person or that is advised by the same investment adviser as such Person or by an Affiliate of such investment adviser.

“Agreement” shall have the meaning set forth in the Preamble.

“Amendment” shall have the meaning set forth in Section 5.2.

“Bain Investors” shall mean, as of any date, Bain Capital Venture Integral Investors, LLC, BCV Co-Invest SW, L.P. and their respective Permitted Transferees, in each case only if such Person is then an Investor and holds any Shares.

“Board” shall mean the board of directors of the Company.

“business day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Change of Control” shall mean the occurrence of (a) any consolidation or merger of the Company with or into any other corporation or other Person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own capital stock either (i) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (ii) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction; (b) any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any Person and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the Commission under the Exchange Act), other than the Investors and their respective Affiliated Funds, excluding, in any case referred to in clause (a) or (b) any Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of an Initial Public Offering; or (c) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Charitable Organization” shall mean a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Closing” shall have the meaning set forth in Section 1.1.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the Common Stock, par value $0.001 per share, of the Company.

“Company” shall have the meaning set forth in the Preamble, and any successor entity by merger, consolidation, liquidation, recapitalization or share exchange.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock (other than Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Stock.

“Covered Person” shall have the meaning set forth in Section 2.4.1.

“Equivalent Shares” shall mean, at any date of determination, (a) as to any outstanding shares of Stock, such number of shares of Stock and (b) as to any outstanding Options, Warrants or Convertible Securities which constitute Shares, the maximum number of shares of Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“Family Member” shall mean, with respect to any natural Person, (i) any lineal descendant or ancestor or sibling (by birth or adoption) of such natural Person, (ii) any spouse or former spouse, parent, sibling (by birth or adoption) or descendant of any of the foregoing, (iii) any legal representative or estate of any of the foregoing, (iv) any trust maintained for the benefit of the foregoing and (v) any corporation, private charitable foundation or other organization controlled by the foregoing.

“Financial Investor” shall mean, as of any date, each GoldenTree Entity, Robert Martin and their respective Permitted Transferees, in each case only if such Person is then an Investor and holds any Shares.

“Founder” shall have the meaning set forth in the Recitals.

“GoldenTree Entities” shall mean GoldenTree High Yield Value Master Fund, LP, GoldenTree Capital Opportunities, LP, GoldenTree Capital Solutions Fund Financing, GoldenTree Capital Solutions Offshore Fund Financing, GoldenTree Multistrategy Financing, Ltd., GoldenTree Credit Opportunities Financing I, Ltd., GoldenTree Credit Opportunities Financing II, Ltd., GoldenTree High Yield Master Fund, Ltd., GoldenTree High Yield Master Fund II, Ltd. and Safety National Casualty Corporation.

“Holders” shall mean the holders of Registrable Securities under this Agreement.

“Indemnitee” shall have the meaning set forth in Section 2.4.3.

“Initial Public Offering” shall mean the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act).

“Initiating Investors” shall have the meaning set forth in Section 2.1.1.

“Insight Investors” shall mean, as of any date, Insight Venture Partners V, L.P., Insight Venture Partners (Cayman) V, L.P., Insight Venture Partners V (Employee Co-Investors), L.P., Insight Venture Partners V Coinvestment Fund, L.P., Insight Venture Partners IV, L.P., Insight Venture Partners IV (Fund B), L.P., Insight Venture Partners (Cayman) IV, L.P., Insight Venture Partners IV (Co-Investors), L.P. and their respective Permitted Transferees, in each case only if such Person is then an Investor and holds any Shares.

“Investors” shall have the meaning set forth in the Preamble.

“Investor Group” shall mean any one of (a) the Bain Investors, collectively, (b) the Insight Investors, collectively, and (c) the Yonce Group, collectively.

“Issuance” shall have the meaning set forth in Section 2.

“Issuer” shall have the meaning set forth in Section 2.

“Majority in Interest” shall mean, (a) with respect to a set of Shares of a single class, a majority of such Shares and (b) with respect to a set of Shares of more than one class, a majority in aggregate Purchase Price Value of such Shares.

“NASD” shall have the meaning set forth in Section 2.3.2(g).

“OpCo” shall mean SolarWinds.Net, LLC.

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Common Stock, other than any such option held by the Company or any right to purchase shares pursuant to this Agreement.

“Other Holder Shares” shall mean (a) all shares of Stock held by an Other Holder that were Transferred to such Other Holder in a transaction subject to Section 2.5.1 or that were acquired by such Other Holder upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities that were Transferred to such Other Holder in a transaction subject to Section 2.5.1 and (b) all Options, Warrants and Convertible Securities that were Transferred to such Other Holder in a transaction subject to Section 2.5.1, treating such Options, Warrants and Convertible Securities as a number of Other Holder Shares equal to the maximum number of shares of Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Other Holder Shares is to be determined).

“Other Holders” shall have the meaning set forth in the Preamble.

“Parity Shares” shall have the meaning set forth in Section 2.3.1.

“Permitted Registration Rights Assignee” shall have the meaning set forth in Section 2.5.1.

“Permitted Transferee” shall mean, in respect of any Investor, any Affiliated Fund of such Investor, and, in respect of any Founder, any Family Member of such Founder, in each case to the extent such Person agrees to be bound by the terms of this Agreement and the Stockholders Agreement, as applicable. In addition, any Stockholder shall be a Permitted Transferee of the Permitted Transferees of itself.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Preferred Stock” shall mean the Participating Preferred Stock, par value $0.001 per share, of the Company.

“Principal Lock-Up Agreement” shall have the meaning set forth in Section 6 of the Stockholders Agreement.

“Principal Participating Holders” shall mean, with respect to any Public Offering, (i) the two holders (determined in accordance with Section 2.3.1) including the greatest number of Registrable Securities in such Public Offering, (ii) if there are more than two such holders including the greatest number of Registrable Securities in such Public Offering, all of such holders and (iii) if there is only one such holder including any Registrable Securities in such Public Offering, such holder. Where this Agreement provides for the vote, consent or approval of the Principal Participating Holders, such vote, consent or approval shall be required of each such holder as identified in the preceding sentence.

“Pro Rata Portion” shall mean for purposes of Section 2.3, with respect to each holder of Registrable Securities or Parity Shares requesting that such shares be registered in such registration statement, a number of such shares equal to the aggregate number of shares of Common Stock to be registered in such registration (excluding any shares to be registered for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities and Parity Shares held by such holder, and the denominator of which is the aggregate number of Registrable Securities and Parity Shares held by all holders requesting that their Registrable Securities or Parity Shares be registered in such registration.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Purchase Price Value” shall mean: (a) $8.0556, in the case of a share of Common Stock, and (b) $8.0556, in the case of a share of Preferred Stock, in each case appropriately adjusted for any stock split, stock dividend, combination, recapitalization or the like involving such class.

“Registrable Securities” shall mean (a) all shares of Common Stock held by any Bain Investor, Insight Investor or Founder and all shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock held by any Bain Investor, Insight Investor or Founder, (b) all shares of Common Stock issuable upon exercise., conversion or exchange of any Option, Warrant or Convertible Security held by any Bain Investor, Insight Investor or Founder, (c) solely with respect to any registration rights as set forth in Section 2.2 (and all obligations pertaining thereto), all shares of Common Stock held by any Financial Investor or any Permitted Registration Rights Assignee thereof, including any shares issued or issuable upon conversion of any shares of Preferred Stock held thereby, and (d) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (a), (b) or (c) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case to a Holder or Other Holder. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (i) such securities shall have ceased to be Shares or Other Holder Shares hereunder, (ii) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (iii) such securities shall have been Transferred pursuant to Rule 144 or Rule 145, (iv) disposition of such securities may be made by the Holder thereof under Rule 144 or 145 and the holder of such securities holds no more than one percent of the shares of the applicable class outstanding as shown by the most recent report or statement published by the Company, (v) subject to the provisions of Section 5.2 hereof, such securities shall have been otherwise transferred to a Person that is not an Affiliate of the transferor, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company as part of such transfer and subsequent disposition of them shall not require registration of them under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 or Rule 145 (including without application of paragraphs (c), (e) (i) and (h) of Rule 144), or (vi) such securities shall have ceased to be outstanding.

“Registration Expenses” means any and all expenses incident to performance of or compliance with Section 2 of this Agreement (other than underwriting discounts and commissions paid to underwriters and transfer taxes, if any), including (a) all Commission and securities exchange or NASD registration and filing fees, (b) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or NASD pursuant to Section 2.3.2(g) and all rating agency fees, (e) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, (f) the reasonable fees and disbursements of one counsel for the Holders selected pursuant to the terms of Section 2, (g) any fees and disbursements customarily paid by the issuers of securities, and (h) expenses incurred in connection with any road show (including the reasonable out-of-pocket expenses of the Holders).

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor Rule).

“Rule 145” shall mean Rule 145 under the Securities Act (or any successor Rule).

“Rule 145 Transaction” shall mean a registration on Form S-4 (or any successor Form) pursuant to Rule 145.

“Sale” shall mean a Transfer for value and the terms “Sell” and “Sold” shall have correlative meanings.

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

“Shares” shall mean (a) all shares of Stock held by a Stockholder, whenever issued, including all shares of Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities held by a Stockholder (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Stock” shall mean the Common Stock and the Preferred Stock, and any securities into which such Common Stock and/or Preferred Stock shall subsequently be exchanged or converted, whether by means of a recapitalization, exchange, merger, consolidation, reorganization or otherwise, and whether or not the Company is the survivor of such action.

“Stockholders” shall have the meaning set forth in the Stockholders Agreement.

“Stockholders Agreement” shall have the meaning set forth in the Recitals.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares or Other Holder Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Stock.

“Yonce Group” shall mean Donald C. Yonce, David A. Yonce, their Affiliates, and any trust maintained for the benefit of any of the foregoing.

7. Miscellaneous.

7.1 Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

7.2 Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile, or (c) sent by overnight courier, in each case, addressed as follows:

If to the Company to it:

c/o SolarWinds.Net, Inc.

8221 East 63rd Place

Tulsa, Oklahoma 74133

Attention: Donald C. Yonce

with copies to:

Morrel, West, Saffa, Craige & Hicks, Inc.

3501 South Yale Avenue

Tulsa, OK 74135

Telephone No.: (918) 664-0800

Facsimile No.: (918) 663-1383

Attention: Reece B. Morrel, Esq.

If to a Bain Investor, to it:

c/o Bain Capital, LLC

111 Huntington Avenue

Boston, MA 02199

Facsimile: (617) 516-2010

Attention: Benjamin Nye

with copies to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02210

Facsimile: (617) 951-7050

Attention: Peter H. Dodson, Esq.

If to an Insight Investor, to it:

c/o Insight Venture Management, LLC

680 Fifth Avenue

New York, New York 10019

Facsimile: (212) 230-9272

Attention: Blair Flicker, Esq.

with copies to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019-6099

Facsimile: (212) 728-8111

Attention: Gordon R. Caplan, Esq.

If to a Founder, to it:

Donald C. Yonce

6206 East 105th Street

Tulsa, Oklahoma 74137

with copies to:

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas TX 75201-6950

Facsimile: (214) 746-7777

Attention: Mary R. Korby, Esq.

and to:

Morrel, West, Saffa, Craige & Hicks, Inc.

3501 South Yale Avenue

Tulsa, OK 74135

Telephone No.: (918) 664-0800

Facsimile No.: (918) 663-1383

Attention: Reece B. Morrel, Esq.

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) on the date received if delivered by facsimile on a business day, or if not delivered on a business day, on the first business day thereafter and (b) two business days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

7.3 Binding Effect, Etc. Except for restrictions on the Transfer of Shares set forth in other written agreements, plans or documents, and except for other written agreements dated on or about the date of this Agreement, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Investor or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void,

7.4 Descriptive Heading. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

7.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

7.6 Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

7.7 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Investor covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Investor or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Investor or any current or future member of any Investor or any current or future director, officer, employee, partner or member of any Investor or of any Affiliate or assignee thereof, as such, for any obligation of any Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

7.8 Aggregation of Shares. All Shares held by an Investor and its Affiliates shall be aggregated together for purposes of determining the availability of any rights under Sections 2 and 4. Within any Investor Group, the Investors may allocate the ability to exercise any rights under this Agreement in any manner that such Investor Group (by a Majority in Interest of the Shares held by such Investor Group) sees fit.

8. Governing Law.

8.1 Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of New York.

8.2 Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8.2 hereof is reasonably calculated to give actual notice.

8.3 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS

BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 8.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

8.4 Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

[Signature pages follow]

BAIN ENTITIES:
BAIN CAPITAL VENTURE INTEGRAL INVESTORS, LLC
By:	Bain Capital Venture Investors, LLC,
as Administrative Member
	By:	/S/ J. BENJAMIN NYE
	Name:	J. Benjamin Nye
	Title:	Authorized Person
BCV COINVEST SW, LP
	By:	/S/ J. BENJAMIN NYE
	Name:	J. Benjamin Nye
	Title:	Attorney-in-Fact
INSIGHT ENTITIES:
INSIGHT VENTURE PARTNERS IV, L.P.
By:	Insight Venture Associates IV, L.L.C.,
its General Partner
	By:	/S/ MICHAEL TRIPLETT
Name:
Title:
INSIGHT VENTURE PARTNERS IV (FUND B), L.P.
By:	Insight Venture Associates IV, L.L.C.,
its General Partner
	By:	/S/ MICHAEL TRIPLETT
Name:
Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P.
By:	Insight Venture Associates IV, L.L.C.,
its General Partner
	By:	/S/ MICHAEL TRIPLETT
Name:
Title:
INSIGHT VENTURE PARTNERS IV (CO-INVESTORS), L.P.
By:	Insight Venture Associates IV, L.L.C.,
its General Partner
	By:	/S/ MICHAEL TRIPLETT
Name:
Title:
INSIGHT VENTURE PARTNERS V, L.P.
By:	Insight Venture Associates V, L.L.C.,
its General Partner
	By:	/S/ MICHAEL TRIPLETT
Name:
Title:
INSIGHT VENTURE PARTNERS (CAYMAN) V, L.P.
By:	Insight Venture Associates V, L.L.C.,
its General Partner
	By:	/S/ MICHAEL TRIPLETT
Name:
Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

INSIGHT VENTURE PARTNERS V (EMPLOYEE CO-INVESTORS), L.P.
By:	Insight Venture Associates V, L.L.C.,
its General Partner
	By:	/S/ MICHAEL TRIPLETT
Name:
Title:
INSIGHT VENTURE PARTNERS V COINVESTMENT FUND, L.P.
By:	Insight Venture Associates V, L.L.C.,
its General Partner
	By:	/S/ MICHAEL TRIPLETT
Name:
Title:
GOLDENTREE ENTITIES:
GOLDENTREE HIGH YIELD VALUE MASTER FUND, LP
By:	GoldenTree Asset Management, LP
	By:	/S/ MICHAEL TRIPLETT
Name:
Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

GOLDENTREE CAPITAL SOLUTIONS FUND FINANCING
By:	GoldenTree Asset Management, LP
	By:	/S/ JONATHAN EZROW
Name:
Title:
GOLDENTREE CAPITAL SOLUTIONS OFFSHORE FUND FINANCING
By:	GoldenTree Asset Management, LP
	By:	/S/ JONATHAN EZROW
Name:
Title:
GOLDENTREE MULTISTRATEGY FINANCING, LTD.
By:	GoldenTree Asset Management, LP
	By:	/S/ JONATHAN EZROW
Name:
Title:
GOLDENTREE CREDIT OPPORTUNITIES FINANCING I, LTD.
By:	GoldenTree Asset Management, LP
	By:	/S/ JONATHAN EZROW
Name:
Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

GOLDENTREE CREDIT OPPORTUNITIES FINANCING II, LTD.
By:	GoldenTree Asset Management, LP
	By:	/S/ JONATHAN EZROW
Name:
Title:
GOLDENTREE HIGH YIELD MASTER FUND, LTD.
By:	GoldenTree Asset Management, LP
	By:	/S/ JONATHAN EZROW
Name:
Title:
GOLDENTREE HIGH YIELD MASTER FUND II, LTD.
By:	GoldenTree Asset Management, LP
	By:	/S/ JONATHAN EZROW
Name:
Title:
SAFETY NATIONAL CASUALTY CORPORATION
By:	GoldenTree Asset Management, LP
	By:	/S/ JONATHAN EZROW
Name:
Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

ROBERT MARTIN:
/S/ BOB L. MARTIN
ROBERT MARTIN
COMPANY:
SOLARWINDS.NET, INC.
By:	/S/ DAVID A. YONCE
Name:	David A. Yonce
Title:	President
SELLING STOCKHOLDERS:
SOLARWINDS MANAGEMENT, LLC
By:	/S/ DONALD C. YONCE
Name:	Donald C. Yonce
Title:	Sole Member
YONCE MANAGEMENT, LLC
By:	/S/ DAVID A. YONCE
Name:	David A. Yonce
Title:	Sole Member

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

Schedule I

Holdings of Shares

Stockholder	Common Stock	Preferred Stock	Common Stock Options
Bain Capital Venture Integral Investors, LLC	2,337,934	2,337,934

BCV Coinvest SW, LP	558,618	558,618

Insight Venture Partners V, LP	1,071,258	1,071,258

Insight Venture Partners (Cayman) V, LP	324,361	324,361

Insight Venture Partners V (Employee Co-Investors), LP	62,994	62,994

Insight Venture Partners V Coinvestment Fund, LP	1,086,201	1,086,201

Insight Venture Partners IV, LP	278,081	278,081

Insight Venture Partners IV (Fund B), LP	2,210	2,210

Insight Venture Partners (Cayman) IV, LP	37,177	37,177

Insight Venture Partners IV (Co-Investors), LP	34,270	34,270

SolarWinds Management, LLC	2,606,896	2,606,896

Yonce Management, LLC	289,656	289,656

Robert Martin	62,069	62,069

GoldenTree High Yield Value Master Fund, LP	11,255	11,255

GoldenTree Credit Opportunities Financing I, Ltd.	37,541	37,541

GoldenTree Credit Opportunities Financing II, Ltd.	6,864	6,864

GoldenTree MultiStrategy Financing, Ltd.	13,738	13,738

GoldenTree Capital Solutions Fund Financing	35,721	35,721

GoldenTree Capital Solutions Offshore Fund Financing	46,817	46,817

GoldenTree High Yield Master Fund, Ltd.	58,400	58,400

GoldenTree High Yield Master Fund II, Ltd.	37,083	37,083

Safety National Casual Corporation	857	857

SOLARWINDS.NET, INC.

AMENDMENT NO. 1 TO THE

REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS AGREEMENT (the “Amendment Agreement”) is made as of December 20, 2006 by and among SolarWinds.Net, Inc., an Oklahoma corporation (the “Company”), and the Investors. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in that certain Registration Rights Agreement dated on or about December 14, 2005 (the “Registration Rights Agreement”) by and among the Company, the Investors and the Other Holders.

RECITAL:

WHEREAS: In connection with the sale and purchase of shares of the Company’s Common Stock and Preferred Stock to Austin Ventures IX, L.P. (the “Purchaser”) pursuant to the Stock Purchase Agreement dated on or about the date hereof (the “Purchase Agreement”) by and among the Company, the Purchaser and the individuals and entities listed on Schedule A thereto, the Company and the Investors now desire to amend the Registration Rights Agreement to add the Purchaser as an “Investor” party to the Registration Rights Agreement subject to the rights and obligations of a “Financial Investor” thereunder.

AGREEMENT:

NOW, THEREFORE: The parties agree as follows:

1. Amendment to Section 6.2 of the Registration Rights Agreement. Pursuant to Section 5.2 of the Registration Rights Agreement, the Company and the undersigned Investors hereby amend Section 6.2 of the Registration Rights Agreement by deleting the definition of “Financial Investor” in its entirety and replacing it with the following:

““Financial Investor” shall mean, as of any date, each GoldenTree Entity, Robert Martin, Austin Ventures IX, L.P. and their respective Permitted Transferees, in each case only if such Person is then an Investor and holds any Shares.”

2. Consent to Addition of Purchaser as an Investor under the Registration Rights Agreement. The Company and the undersigned Investors hereby consent to the addition of Purchaser as an “Investor” (subject to the rights and obligations of “Financial Investor”) party to the Registration Rights Agreement, as amended by this Amendment Agreement, for all purposes thereunder.

3. Effectiveness. Pursuant to Section 5.2 of the Registration Rights Agreement, this Amendment Agreement shall be effective upon execution of this Amendment Agreement by the Company and the Investors holding a majority of the Registrable Securities (as such term is defined in the Registration Rights Agreement).

4. Governing Law. This Amendment Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of New York, as applied to agreements entered into and to be performed entirely in such state, between residents of such state.

5. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6. Entire Agreement. The Registration Rights Agreement, as amended by this Amendment Agreement, constitutes the full and entire understanding and agreement among the parties with regard to the subject matter thereof.

7. Severability. In case any provision of this Amendment Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be excluded from this Amendment Agreement, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8. Counterparts; Facsimile Signatures. This Amendment Agreement may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one instrument. Signatures transmitted via facsimile shall be deemed originals for purposes of this Amendment Agreement.

[Signature page follows.]

2

IN WITNESS WHEREOF, the undersigned have executed this Amendment Agreement as of the date first written above.

“COMPANY”

SolarWinds.Net, Inc.

By:	/S/ KEVIN THOMPSON
Kevin Thompson,
Chief Financial Officer

SOLARWINDS.NET, INC.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Amendment Agreement as of the date first written above.

“INVESTORS”
Bain Capital Venture Integral Investors, LLC

By:	/S/ J. BENJAMIN H. NYE

Name:	J. Benjamin H. Nye

Title:	Managing Director
BCV Co-Invest SW, LP
By:	/S/ J. BENJAMIN H. NYE

Name:	J. Benjamin H. Nye

Title:	Managing Director

SOLARWINDS.NET, INC.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

Insight Venture Partners V, LP
By:	/S/ JEFF HORING

Name:	Jeff Horing

Title:	Managing Director
Insight Venture Partners (Cayman) V, LP
By:	/S/ JEFF HORING

Name:	Jeff Horing

Title:	Managing Director
Insight Venture Partners V (Employee Co-Investors), LP
By:	/S/ JEFF HORING

Name:	Jeff Horing

Title:	Managing Director
Insight Venture Partners V Coinvestment Fund, LP
By:	/S/ JEFF HORING

Name:	Jeff Horing

Title:	Managing Director

SOLARWINDS.NET, INC.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

Insight Venture Partners IV, LP

By:	/S/ JEFF HORING

Name:	Jeff Horing

Title:	Managing Director
Insight Venture Partners IV (Fund B), LP
By:	/S/ JEFF HORING

Name:	Jeff Horing

Title:	Managing Director
Insight Venture Partners (Cayman) IV, LP
By:	/S/ JEFF HORING

Name:	Jeff Horing

Title:	Managing Director
Insight Venture Partners IV (Co-Investors), LP
By:	/S/ JEFF HORING

Name:	Jeff Horing

Title:	Managing Director

SOLARWINDS.NET, INC.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

Yonce Management, LLC
By:	/S/ DAVID YONCE

Name:	David Yonce

Title:	Manager
SolarWinds Management, LLC
By:	/S/ DON YONCE

Name:	Don Yonce

Title:	Manager

SOLARWINDS.NET, INC.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

GoldenTree High Yield Value Master Fund, LP
By:	/S/ KAREN WEBER

Name:	Karen Weber

Title:	Director—Bank Debt
GoldenTree Credit Opportunities Financing I, Ltd.
By:	/S/ KAREN WEBER

Name:	Karen Weber

Title:	Director—Bank Debt
GoldenTree MultiStrategy Financing, Ltd.
By:	/S/ KAREN WEBER

Name:	Karen Weber

Title:	Director—Bank Debt

SOLARWINDS.NET, INC.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

GoldenTree Capital Solutions Fund Financing
By:	/S/ KAREN WEBER

Name:	Karen Weber

Title:	Director—Bank Debt
GoldenTree Capital Solutions Offshore Fund Financing
By:	/S/ KAREN WEBER

Name:	Karen Weber

Title:	Director—Bank Debt
GoldenTree High Yield Master Fund, Ltd.
By:	/S/ KAREN WEBER

Name:	Karen Weber

Title:	Director—Bank Debt
GoldenTree High Yield Master Fund II, Ltd.
By:	/S/ KAREN WEBER

Name:	Karen Weber

Title:	Director—Bank Debt

SOLARWINDS.NET, INC.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

/S/ BOB L. MARTIN
Robert Martin

SOLARWINDS.NET, INC.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

JOINDER AGREEMENT TO

REGISTRATION RIGHTS AGREEMENT

OF SOLARWINDS.NET, INC.

In connection with the consummation of the transactions pursuant to that certain Stock Purchase Agreement dated as of December 20, 2006 by and among Austin Ventures IX, L.P., the Selling Stockholders (as defined therein) and SolarWinds.Net, Inc., an Oklahoma corporation (the “Company”), Austin Ventures IX, L.P. hereby executes and delivers that certain Registration Rights Agreement dated on or about December 14, 2005, as amended (the “Registration Rights Agreement”), and a becomes a party thereto as an Investor in the capacity of a Financial Investor (each, as defined in the Registration Rights Agreement). Purchaser acknowledges and agrees that it shall be bound by the restrictions and entitled to the benefits of an “Investor” in the capacity of a “Financial Investor” under the Registration Rights Agreement.

Austin Ventures IX, L.P.

By:	AV Partners IX, L.P.,
its General Partner

By:	/S/ KENNETH P. DEANGELIS

Name:	Kenneth P. DeAngelis

Title:	General Partner

Dated:	11/20/06

Agreed and acknowledged:

SolarWinds.Net, Inc.

By:	/S/ KEVIN THOMPSON
Kevin Thompson,
Chief Financial Officer